Exhibit 10.1

PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED FROM THIS EXHIBIT 10.1 SINCE THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "Agreement") is made at Kolhapur on March 10, 2023 by and

Between

NANOVIRICIDES, INC. a Company incorporated under the laws of the State of Nevada, and having its registered office at 1 Controls Drive, Shelton, CT 06484 and its successors and assigns with offices (hereinafter referred to as "NanoViricides")

And

M/S KARVEER MEDITECH PRIVATE LIMITED (CIN-U24299PN2020PTC189325) a company incorporated under Companies Act, 2013 and having it registered office at plot No. 34, Vijaya Nagar, Near Shahu Naka, Ujalaiwadi, Kolhapur, Taluka-Karveer, District-Kolhapur, Maharashtra, India 416004 and its successors and assigns (hereinafter referred to as the "Karveer") and all of whom are at times referred to as the "Parties".

WHEREAS, Karveer is engaged in conducting research and development in the fields of pharmaceuticals and related activities, and has the necessary skill, experience, expertise, collaborations, and necessary facilities and infrastructure to provide the services contemplated under this agreement, and

WHEREAS, NanoViricides has researched and developed novel anti-viral drugs for the treatment of COVID-19, encompassing Two Clinical Test Drug Candidates titled as NV-CoV-2 and NV-CoV-2-R (the "Two Clinical Test Drug Candidates") for the treatment of COVID-19 patients, and

WHEREAS, Karveer and NanoViricides have executed a Master Service Agreement, dated September 15, 2021, wherein Karveer has expressed an Intent to License with an Intent to Sponsor these Two Clinical Test Drug Candidates in India to Perform the first-in-human Phase I and Phase II human clinical trials in India for the purpose of evaluating the same for further development to potentially commercialize said drugs in India for the benefit of COVID-19 patients in the current pandemic, and

WHEREAS, Karveer, as the Drug Sponsor in India, has received regulatory authorization from the New Drug Division, CDSCO, Govt. of India, to conduct the Clinical Trials of the first of the Two Clinical Test Drug Candidates, NV-CoV-2, for its first in Human Phase Ia/Ib human clinical trial in India, as of January 27, 2023, and

WHEREAS, Karveer now seeks to license these Two Clinical Test Drug Candidates from NanoViricides for further Development and Commercialization of the Clinical Test Drug Candidates in India for the benefit of COVID-19 patients in India, and

WHEREAS, NanoViricides has agreed to License the Two Clinical Test Drug Candidates to Karveer pursuant to the terms of this agreement.

NOW THEREFORE, in consideration of the above provisions and the mutual covenants contained herein, the parties agree as follows:

1.	Definitions The following defined terms shall have the meanings set forth below (with derivative forms being interpreted accordingly:

1.1.	"Effective Date" shall mean the date this Agreement is executed by the latest signing party.

1.2.	"Territory" shall mean the country of India.

1.3.	"Proprietary Claim" shall mean a claim regarding proprietary technologies or confidential information owned by NanoViricides, that is included in or used in the research, development, manufacture, packaging, or use of Licensed Products.

2.	License Grant NanoViricides hereby grants to Karveer a limited, nontransferable, exclusive license for the use, sale, or offer of sale of the Licensed Product(s) in the Territory.

2.1.	Licensed Products The products herein licensed are the Two Clinical Test Drug Candidates titled as NV-CoV-2 and NV-CoV-2-R for the treatment of the Covid-19 Disease in patients in India.

3.	Licensing Fees, Development Fees and Royalties,

In consideration of NanoViricides granting Karveer the license herein, NanoViricides and Karveer agree to the following conditions, fees and royalties upon sales of licensed drugs derived from the Two Clinical Test Drug Candidates.

3.1.1.	Clinical Trials and Development for Commercialization of the Test Drug Candidates in the Territory.
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] Karveer and NanoViricides agree that Karveer shall be the sole developer of the Licensed Products in the Territory. [XXXXXXXXXXXXXXXXXXXXXXXXX], Karveer will be reimbursed by NanoViricides for all direct and indirect costs incurred for the clinical trials and development activities, with a customary [XXXXXXXXXX] fee of 30% of such costs, and any applicable taxes. For avoidance of doubt, eligible costs shall include all costs incurred as a result of sponsoring, organizing, conducting, and supervisingthe clinical trials and activities required for the same and any additional development related activities approved by NanoViricides that are incurred since [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] June 25, 2021, when the Mutual Non-disclosure Agreement between the Parties was executed.

3.1.2	Royalties. It is understood that NanoViricides has been developing these drug candidates for a long time with a considerable expense. It is also understood that separately, certain additional incidental development costs were incurred by Karveer prior to the Master Service Agreement. Upon commercial sales of any resulting approved drug products in the Territory, Karveer shall pay to NanoViricides a royalty of 70% calculated as the percentage of final invoiced sales to unaffiliated third parties, such as pharmaceutical distributors, medical practices, hospitals as the case may be. Karveer is not required to pay any minimum royalties, nor any license maintenance fees. Should Karveer manufacture the drugs for sales by NanoViricides outside the Territory, there will be no royalty payable on such sale of the drug products, and NanoViricides shall pay Karveer for such drug product purchases from Karveer at a rate that will be negotiated from time to time between the Parties.

3.2.	Development Work and Clinical Trial Data and Reports.
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX], Karveer shall provide all of the Reports and Data from the Development Work and the Clinical Trial Data and Reports in suitable ICH-compliant formats to NanoViricides as and when such work is completed and reports become available but in a reasonable amount of time. [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. NanoViricides shall have full rights to use the Data and Reports of the Development Work and Clinical Trials for any purposes outside the Territory including for submission to other regulatory agencies in the world.

3.3.	Records and Reports. Karveer shall keep complete and accurate records for the purposes of the Clinical Trials and any other Development Work. In addition, once Karveer begins the Sales of the resulting Drugs Products in the Territory, Karveer shall keep complete and accurate records of the Sales and Shipment of Licensed Products hereunder and other revenue proceeds related to the Licensed Products hereunder [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. Karveer shall [XXXXXXXXXXXXXXX] deliver to NanoViricides a written report for such period setting forth the [XXXXXXXXXXXX], Total Final Invoiced Sales (see Section 3.1.2), and Royalties accrued during such period, specifying with respect to the quantity of each Licensed Product for sale and other revenue proceeds.

3.4.	Audits. NanoViricides shall have the right to have an independent certified public accounting firm reasonably acceptable to Karveer (such acceptance not to be unreasonably withheld, delayed or conditioned) audit Karveer's Licensed Product related records. Karveer shall permit such firm access to Karveer's records during reasonable business hours for the purpose of verifying the royalties as provided for in this Agreement, but no more frequently than once per year. Such firm shall agree to keep all information received strictly confidential and will provide to NanoViricides only the information necessary to verify the royalty calculations. If any such audit results in a change upward in any royalty payment Karveer shall pay such additional amount, with compound interest at the rate of five percent (5%) from the date of delivery of the products. If such additional payment amount exceeds 30%, Karveer shall additionally pay the costs of such audit promptly.

3.5.	Transfers. All payments of cash value due to Karveer under this Agreement shall be made by bank wire transfer to the bank account designated, in writing, by Karveer and which shall be authorized to accept payment on behalf of Karveer. All payments of cash value due to NanoViricides under this Agreement shall be made by bank wire transfer to the bank account designated, in writing, by NanoViricides and which shall be authorized to accept payment on behalf of NanoViricides.

4.	Term, Termination.

4.1.	This Agreement is in force and effect on and as of the Effective Date, and shall continue to remain in force as long as Karveer continues to use such proprietary technologies of NanoViricides.

4.2.	The licenses granted to Karveer hereunder may be terminated by NanoViricides upon written notice to Karveer in case of (a) the institution by or against Karveer of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Karveer's debts;(b) Karveer's making a general assignment for the benefit of its creditors; (c) Karveer's dissolution; (d) Karveer's cessation of business for a period of ninety (90) days or more; or (e) Karveer or any of its Affiliates voluntarily acting or assisting others to challenge or invalidate the Licenses including underlying Patents in any opposition, declaratory judgment or other proceedings.

4.3.	Karveer may terminate this Agreement on 90 days notice to NanoViricides, providing it pays to said parties all monies due and owing as of the date of such notice to terminate, and further providing that it ceases all sales of Licensed Products and destroys all stocks of product not otherwise shipped and transfers all related documentation to NanoViricides. NanoViricides may terminate this Agreement within 90 days if any employee of Karveer dies, leaves the company, or joins any another company inside or outside the Territory, or if any facilities of Karveer or those related to the clinical trials incur a physical catastrophe, providing it pays to said parties all monies due and owing as of the date of such notice to terminate.

5.	Confidential Information. From time to time during the term of this Agreement, NanoViricides, on the one hand, and Karveer, on the other, may provide to each other information concerning patents, patent applications, license agreements and other confidential or proprietary information related to this Agreement and the Licensed Products (the "Information"). Each party receiving such Information (the "Receiving Party") shall during the term of this Agreement and for a period of ten (10) years after termination here of: (i) maintain the Information in confidence, (ii) not disclose the Information or any portion or copy of it to any third party, and (iii) not use the information or any portion or copy of it for any purpose not directly related to performance of its obligations under this Agreement. The obligations of this Section shall not apply to any Information which is at the time of disclosure or thereafter becomes generally known to the public by means other than a breach of a duty by the Receiving Party or a breach of this Agreement. The Receiving Party shall disclose the Information only to those officers, employees and agents bound by similar terms of confidentiality to those imposed on the Receiving Party hereunder. Upon termination of this Agreement for any reason, the Receiving Party shall return all Information and copies thereof. The Receiving Party may disclose Information if required to comply with law or court order; provided, however, that it provides the Disclosing Party with advance notice of the required disclosure and all reasonable assistance to seek confidential treatment or a protective order.

6.	Miscellaneous.

6.1.	Severability: Compliance with Law. In performing this Agreement, the parties shall comply with all applicable laws. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law, the law shall prevail and the provision shall be appropriately adjusted, but in such event the affected provision of this Agreement shall be adjusted only to the extent necessary to bring it within the applicable law and accomplish the intent of the parties.

6.2.	Notices. Any notice, report, demand or other communication required or permitted to be given by this Agreement shall be in writing in English, and shall be given either by facsimile or email, and by postpaid, first-class, registered or certified mail addressed as set forth below unless changed by notice so given:

For NanoViricides:

NanoViricides, Inc.
1 Controls Drive
Shelton, CT, USA06484.
Attn: President
cc: General Counsel.
Fax: 203-859-5095
Email:

For Karveer

Karveer Meditech Private Limited
CIN-U24299PN2020PTC189325,
Plot No. 34, Vijaya Nagar,
Near Shahu Naka, Ujalaiwadi,
Kolhapur, Maharashtra,
India 416004.
Email:
Copy to:

6.3.	Force Majeure. No party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control or ability to plan for, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible, and if such delay or failure last for more than ninety (90) days, the other party or parties shall be entitled to terminate this Agreement.

6.4.	Assignments. Karveer may not assign its rights and obligations under this Agreement without the written consent of the other parties hereto. Without limiting the generality of the foregoing, this Agreement shall inure to the benefit of and be binding on the permitted assigns, Affiliates and subsidiaries of the parties.

6.5.	No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto, and the provisions of this Agreement shall be for the sole and exclusive benefit of such parties. Nothing herein contained will be deemed to create any third party beneficiaries or confer any benefit or rights on or to any person not a party hereto, and no person not a party here to shall be entitled to enforce any provisions hereof or exercise any rights hereunder.

6.6.	Waivers and Modifications. The failure of any party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release or amendment of any obligation under this Agreement shall be valid or effective unless in writing and signed by duly authorized officers of each party hereto. 6.7 Choice of Law. This Agreement is subject to and shall be construed and enforced in accordance with the laws of India, with giving effect to any conflict of law principles that would apply the law of another jurisdiction.

6.7.	Choice of Law. This Agreement is Subject to and shall be construed and enforced in accordance with the laws of India, with giving effect to any conflict of law principle that would apply the law of another jurisdiction.

6.8.	Dispute Resolution.

6.8.1.	In the event of any dispute arising between parties hereto as to rights and obligations under this agreement or to any claim, monetary or otherwise of one party against the other or as to the interpretation and terms of this Agreement, The arbitration and conciliation proceeding shall be governed in accordance with the Arbitration and Conciliation Act, 1996. Language of Arbitration procedure will be English and Place for the Arbitration procedure shall be Mumbai, India.

6.8.2.	Nothing in this Section shall be deemed to preclude a party from bringing suit against the other party in a court of competent jurisdiction to enforce, or enjoin infringement of, such party's intellectual property rights.

6.9.	Headings, The headings of the sections of this Agreement have been inserted for convenience only and do not constitute a part of this Agreement.

6.10.	Entire Agreement. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and nil prior negotiations, representations, agreements, and understandings that are hereby merged into, extinguished by and completely expressed by this Agreement.

6.11.	Draftsmanship. This Agreement has been jointly prepared by the parties and shall not be strictly construed against any of them.

6.12.	Counterparts: The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other party. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party's signature is as effective as signing and delivering the counterpart in person.

SIGNATURE PAGE FOLLOWS; REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have duly executed this agreement on the date(s) written below.

NANOVIRICIDES, INC.		KARVEER MEDITECH PVT. LTD.

By:	/s/ Anil R. Diwan	By:	/s/ Vivek Kadam
Anil R. Diwan, President		Vivek Kadam, Managing Director

Dated: March 27 , 2023		Dated: March 10 , 2023

WITNESSES:

1.		2.

Name:	/s/ XXXXXXXXXX	Name:	/x/ XXXXXXXXXX
Address:	XXXXXXXXXX	Address:	XXXXXXXXXX
	XXXXXXXXXX		XXXXXXXXXX